Calculation of Filing Fee Tables
S-3
CARRIER GLOBAL Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Equity	Common Stock, $0.01 par value	415(a)(6)			$ 38,474,857.41			S-3	333-273510	07/28/2023	$ 4,239.93
			Total Offering Amounts:				$ 38,474,857.41		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Represents shares of Common Stock, par value $0.01 per share (the "Common Stock") that may be acquired by participants in the Carrier Global Corporation 2020 Long-Term Incentive Plan, as amended (the "Plan"), upon exercise of certain options and upon settlement of certain restricted stock units and performance based restricted stock units (collectively referred to as "awards") issued pursuant to the Plan. The number of shares of Common Stock registered is equal to the number of such awards issued pursuant to the Plan that remained outstanding as of July 27, 2026, rounded up. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers any additional securities to be offered or issued pursuant to the awards relating to adjustments for changes resulting from stock dividends, stock splits and similar changes. This registration statement includes $38,474,857.41 of securities that were previously registered on the Registration Statement on Form S-3 (File No. 333-273510), which was initially filed on July 28, 2023 and became effective on the date thereof (the "Prior Registration Statement"), and remain unsold. Pursuant to Rule 415(a)(6) of the Securities Act of 1933, as amended, the fee previously paid by the registrant with respect to such unsold securities will continue to be applied to such securities and no additional fee is due with respect to such securities in connection with the filing of this registration statement. The registrant is only registering the unsold securities on this registration statement and is not registering any new securities. In accordance with Rule 415(a)(6), the Prior Registration Statement will be deemed terminated upon effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date